                                                                    Exhibit 3.11


                         CERTIFICATE OF INCORPORATION

                                      OF

                             MINING CONTROLS, INC.

                                    -o-O-o-


          1.   The name of the corporation is:
               MINING CONTROLS, INC.

          2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

          6.   The name and mailing address of the incorporator is:

                     W. J. Reif
                     100 West Tenth Street
                     Wilmington, Delaware 19801

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of November, 1977.

                                     W. J. Reif
                                -----------------------------
                                     W. J. Reif

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                         ----------------------------


     MINING CONTROLS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of this corporation:

          RESOLVED, that the Corporation's Certificate of Incorporation shall be amended by adding the following as Section 7 thereof:

          "7. No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Section 7 shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of Title 8 of the Delaware Code, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 7 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said MINING CONTROLs, INC. has caused this certificate to be signed by Wayne J. Conner, its Senior Vice President and Treasurer, this 30th day of July, 1996.


                                         MINING CONTROLS, INC.


                                         By /s/ Wayne J. Conner
                                            -------------------------
                                         Name: Wayne J. Conner
                                         Title: Senior Vice President
                                                 and Treasurer

                                      -2-